UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2023

INPIXON

(Exact name of registrant as specified in its charter)

Nevada	001-36404	88-0434915
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2479 E. Bayshore Road, Suite 195 Palo Alto, CA	94303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 702-2167

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	INPX	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 15, 2023, Inpixon (the “Company”) entered into warrant inducement letter agreements (the “Inducement Agreements”) with the holders (including their respective successors and assigns, the “Holders”) of the Common Stock Purchase Warrants issued by the Company on May 17, 2023 and reissued on December 15, 2023, as applicable (as amended on June 20, 2023, the “Existing Warrants”).

Pursuant to the Inducement Agreements, in consideration for the Holders exercising an aggregate of 55,000,000 Existing Warrants (the “Warrant Exercise” and such shares of Common Stock to be issued upon the exercise of the Existing Warrants, the “Exercised Shares”), the Company agreed to (a) reduce the exercise price for the Exercised Shares to from $0.10 to $0.0513 per share (the “New Exercise Price”), which is equal to a 30% discount to the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days  prior to the execution of the Inducement Agreements, such that the Exercised Shares will be exercised at the New Exercise Price, and (b) issue, upon delivery of the aggregate exercise price for the Exercised Shares, the Holders new unregistered Common Stock Purchase Warrants (the “New Warrants”) to purchase up to a number of shares (the “New Warrant Shares”) of common stock of the Company, par value $0.001 per share (“Common Stock”), equal to 100% of the number of Exercised Shares, exercisable five years from their issuance date with an exercise price per share as described below, provided, however, that the New Warrants will not be exercisable until the approval of the shareholders of the Company as may be required by the applicable rules and regulations of the Nasdaq Stock Market (or any successor entity) with respect to the issuance of shares of Common Stock underlying the New Warrants (the “Shareholder Approval”), provided, however, that if after consultation with the Nasdaq Stock Market it is determined that Shareholder Approval is not required for the exercise of the New Warrants (on the basis that Shareholder Approval was obtained on December 8, 2023 via the future financing proposal that was approved for the potential issuances of shares of Common Stock pursuant to one or more potential non-public transactions in accordance with Nasdaq Listing Rule 5635(d)), such New Warrants will be exercisable at any time on or after the date on which the Company has provided notice of such determination to the Holders.

The exercise price per share of the New Warrants will be equal to $0.07324 (the “Exercise Price”); provided, however, that the Company may, subject to applicable rules and regulations of the Nasdaq Stock Market, reduce the Exercise Price to $0.0513 per share of Common Stock.

The Company expects to receive gross proceeds from the exercise of the Existing Warrants of $2,520,427.88, prior to deducting fees to the Placement Agent (as defined below) and estimated expenses. The Company intends to use the net proceeds for working capital and general corporate purposes.

The Company engaged Joseph Gunnar & Co., LLC as the exclusive placement agent (the “Placement Agent”) in connection with the Inducement Agreements pursuant to an engagement agreement, dated December 13, 2023, by and between the Company and the Placement Agent, and agreed to pay the Placement Agent a cash fee equal to 5.5% of the aggregate gross proceeds received from the Holders’ exercise of their Existing Warrants in the Warrant Exercise and to reimburse the Placement Agent up to $25,000 for expenses (inclusive of legal fees) in connection therewith.

The shares of Common Stock issuable upon exercise of the Existing Warrants were registered pursuant to an effective registration statement on Form S-1 (Registration No. 333-272904) (the “Resale Registration Statement”). The Company agreed to maintain the effectiveness of the Resale Registration Statement until such time as all Existing Warrants have been exercised or expired. The New Warrants were sold in a private placement (the “Private Placement”), exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 promulgated thereunder.

The New Warrants contain standard adjustments to the Exercise Price including for stock splits and reclassifications. The New Warrants also include certain rights upon “fundamental transactions” as described in the New Warrants.

The New Warrants include cashless exercise rights to the extent the shares of Common Stock underlying the New Warrants are not registered under the Securities Act.

Under the Inducement Agreements, to the extent required under the rules and regulations of the Nasdaq Stock Market, the Company agreed to hold a special or annual meeting of shareholders no later than the 90th calendar date following the date of the Inducement Agreements for the purpose of seeking the Shareholder Approval.

Additionally, under the Inducement Agreements, the Company agreed to, as soon as practicable (and in any event, on or prior to March 31, 2024), to the extent there is not a registration statement covering the resale of the New Warrant Shares that is effective under the Securities Act, file a registration statement on Form S-3 (or other appropriate form if the Company is not then S-3 eligible) providing for the resale by the Holders of the New Warrant Shares issuable upon exercise of the New Warrants; to use commercially reasonable efforts to cause such registration statement to become effective no later than the later of (i) 30 days following the filing thereof and (ii) 120 days following the date of the Inducement Agreements; and to keep such registration statement effective at all times until no Holders owns any New Warrants. In addition to the foregoing, to the extent there is not a registration statement covering the resale of the New Warrant Shares that is effective under the Securities Act, if at any time following the date of the Inducement Agreements the Company proposes for any reason to register any shares of Common Stock under the Securities Act (other than pursuant to a registration statement on Form S-4 or Form S-8 (or a similar or successor form) or a shelf registration statement on Form S-3) with respect to an offering of Common Stock by the Company for its own account or for the account of any of its stockholders, the Company agreed, at each such time, to promptly give written notice to the holders of the New Warrants of its intention to do so and, to the extent permitted under the provisions of Rule 415 under the Securities Act, include in such registration statement the resale of all New Warrant Shares with respect to which the Company has received written requests for inclusion therein; provided, however, that such piggyback registration rights expire one year after the issuance of the New Warrants.

Under the terms of the New Warrants, a holder will not be entitled to exercise any portion of any such warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, any other persons acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended) would exceed either 4.99% or 9.99%, at such holder’s election, of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of such warrant, which percentage may be increased or decreased at the holder’s election upon 61 days’ notice to the Company subject to the terms of such warrants, provided that such percentage may in no event exceed 9.99%.

The foregoing is only a brief description of the material terms of the Inducement Agreements and the New Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the form of Inducement Agreement and form of New Warrant that are filed as Exhibits 10.1 and 4.1, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 relating to the Private Placement and the New Warrants is incorporated by reference into this Item 3.02 in its entirety. Based in part upon the representations of the Holders in the Inducement Agreements, the offering and sale of the New Warrants will be exempt from registration under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The sales of the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants by the Company in the Private Placement are not registered under the Securities Act or any state securities laws and the New Warrants and the shares of Common Stock issuable upon exercise of the New Warrants may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from the registration requirements. The sale of such securities will not involve a public offering and will be made without general solicitation or general advertising. In the Inducement Agreements, each Holder represented that it is either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12), or (a)(13) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

Item 8.01 Other Events.

On December 15, 2023, the Company reduced the exercise price per share for the Existing Warrants that were not exercised in the Warrant Exercise from $0.10 to $0.07324, which is equal to the average closing price of the Common Stock (as reflected on Nasdaq.com) for the five trading days prior to such adjustment date, upon receipt of the consent of a majority of the then outstanding Existing Warrants, in accordance with the terms of the Existing Warrants.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements related to the consummation of the transactions, the terms of the transactions, the anticipated amount of proceeds from the Warrant Exercise and the intended use of proceeds. The words “intend,” “may,” “should,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. While the Company believes its plans, intentions and expectations reflected in those forward-looking statements are reasonable, these plans, intentions or expectations may not be achieved. The Company’s actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ include, without limitation: the uncertainties related to market conditions or for other reasons; the amount of and use of net proceeds from the offering may differ from the Company’s current expectations; and the Company’s ability to maintain compliance with the listing requirements of The Nasdaq Capital Market. For information about the factors that could cause such differences, please refer to the Company’s filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
4.1	Form of New Warrant.
10.1	Form of Inducement Agreement by and between Inpixon and the Holder.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPIXON

Date: December 15, 2023	By:	/s/ Nadir Ali
	Name:	Nadir Ali
	Title:	Chief Executive Officer

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